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                                                             EXHIBIT (a)(5)(KK)

                                      A1087

                                                                          Page 1

                          UNITED STATES DISTRICT COURT
                          EASTERN DISTRICT OF MICHIGAN

SIMON PROPERTY GROUP, INC.,    )
and SIMON PROPERTY             )
ACQUISITIONS, INC.,            )   ORIGINAL
              Plaintiffs,      )
                               )
              vs.              ) No. 02-74799
                               )
TAUBMAN CENTERS, INC., A.      )
ALFRED TAUBMAN, ROBERT S.      )
TAUBMAN, LISA A. PAYNE,        )
GRAHAM T. ALLISON, PETER       )
KARMANOS, JR., WILLIAM S.      )
TAUBMAN, ALLAN J. BLOOSTEIN,   )
JEROME A. CHAZEN, and S.       )
PARKER GILBERT,                )
                               )
              Defendant.       )
-------------------------------)


                RESTRICTED CONFIDENTIAL VIDEOTAPED DEPOSITION OF

                                 ADAM ROSENBERG

                               New York, New York

                            Friday, January 24, 2003


Reported by:
Philip Rizzuti
JOB NO. 144613A

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in economics also was a driver in that direction?

     A. I wouldn't say it was a driver. I think the facility with numbers was a helpful characteristic to have.

     Q. Do you recall when during the year -- well, I don't think we have even gotten what year it was. Can I go back and do a little setting things in time?

     A.   Can I say no?

[BEGINNING OF EXCERPT]

     Q. I really apologize for taking things out of order, but when did you start with Skadden after you graduated from law school?

     A.   Sometime in the fall of 1993.

     Q.   And when did you begin with Goldman, Sachs?

     A.   In January of 1998.

     Q.   So your tenure at Skadden was just a little over four years?

     A.   Yes, through December of 1997 or thereabouts.

[END OF EXCERPT]

     Q. When you were hired on at Goldman, Sachs, were you put in any particular group or department?

     A.   Into the real estate department.

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[BEGINNING OF EXCERPT]

     Q. Just passed five years. Tell me in sequence if you will whether you have received any promotions or changed the nature of your work here in that five year period?

     A. I entered as an associate, the first year associate. I was promoted to vice president I believe in 2001 or thereabouts. That is the only change in my status.

[END OF EXCERPT]

     Q.   Has your compensation increased annually since you arrived?

     A.   Some years yes, some years no.

     Q. Have you received bonuses or at least those bonuses for which you are eligible?

     A.   I have received a bonus every year.

     Q. Have you been informed by -- who do you work for as your direct report?

     A. Well, we are not really structured that way. Each coverage team or deal team is assembled as the need arises, so for any particular project, let's say, there will be a hierarchy that will be different for each different project.

     Q.   Is there a formalized evaluation process within a group or department?

     A.   Yes.

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     A.   Not as far as I know.

     Q. If I continue to talk about the 2002 engagement, will that be clear, a clear reference for you?

     A.   Yes.

[BEGINNING OF EXCERPT]

     Q. How would you describe in general terms your role on behalf of Goldman, Sachs in the 2002 transaction?

     A. I am the vice president on the team working for the company in connection with the Simon offer.

     Q.   What kinds of task heavy you performed?

     A. As part of the team preparing materials, reviewing documents, reviewing public documents. Reviewing company projections. Preparing, reviewing board presentation materials. Preparing, reviewing other related materials.

     Q.   All toward what project objective?

     A. Toward the objective of assisting the company and it's board in evaluating whatever offer it is evaluating.

     Q.   In this case the Simon offer or offers?

     A.   Yes.

     Q.   Is that correct?

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     A.   Yes.

     Q. I take it you personally have conducted some of the analyses which then will form the work product for the client here?

     A. Most of the analysis gets performed in the initial instance by folks more junior to me.

     Q.   Your job then is what, review it, synthesis it, critique it?

     A.   Yes.

     Q. Have there been presentations made to the client in person in this engagement?

     A.   Yes.

     Q.   How many?

     A.   I believe there were three.

     Q.   Were you present for any one of them?

     A.   Yes.

     Q.   Were you present for each of them?

     A.   I believe so.

     Q. Did Mr. Robert Taubman attend any of the presentations where you were present?

     A.   Yes. I am sorry, I am thinking back --

     Q.   Take your time?

     A. Of the three I am sure I was at two of them. I believe I was at the one in the middle,

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but I am not certain.

     Q. Are you confident that at least at one of those you attended Mr. Robert Taubman was present?

     A.   Yes.

     Q. Are you confident that at least at one of the ones that you attended Mr. Parker Gilbert was present?

     A.   Yes.

     Q. Has it come to your attention in connection with the 2002 engagement for the Taubman interests, that anyone on the Taubman side has requested that you be removed from the team at Goldman, Sachs?

     A.   Not that I am aware of.

     Q. Is it also fair to say that no one on the Taubman side has told you directly that they want you no longer to be involved in the 2002 engagement?

     A.   No one has told me that.

          MR. VON ENDE: I would propose, counsel, that we mark these as Rosenberg Exhibit 1, we don't have, as I understand it, a sequential numbering system.

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          MR. SEGAL: That is correct.

          MR. VON ENDE: That is right. So if that is consistent with our current practice, I suggest we identify this as the Rosenberg exhibits.

          MR. HARDIMAN: I am indifferent, whatever is convenient for the parties in the case.

          MR. VON ENDE: Mr. Rizzuti, would you mark that as Rosenberg Exhibit 1, document TCI 0006549 through 6553.

          (Rosenberg Exhibit 1, document TCI 0006549 through 6553, marked for identification, as of this date.)

     Q. Mr. Rosenberg, let me hand you a document which I have had marked for identification as Rosenberg deposition Exhibit 1, take a moment to review it and tell me if you have seen it before?

     A.   I am not sure if I have seen this before.

     Q. Let me direct your attention to list of those present at the meeting and particularly under the topic also present. Do you see that on page 1?

     A.   Yes.

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     Q.   It identifies four individuals from Goldman, Sachs, Mr. Baum,
Mr. Lieb, L-I-E-B, Mr. Graziano and yourself; correct?

     A.   Yes.

     Q.   And we know Mr. Graziano is a managing director in your department?

     A.   Yes.

     Q.   Mr. Baum is a managing director in a merger related department?

     A.   Yes.

     Q.   And I don't think we have identified Mr. Lieb?

     A. Mr. Lieb is the head of the real estate department who in my characterization is not part of the Taubman team, but as the head of the department had an interest in the engagement and so came to the first board meeting.

     Q. You have answered the question I was about to ask, that is these minutes you believe relate to the first of the two or three meetings that you attended; is that correct?

     A.   I believe so.

     Q.   Was a presentation made at this meeting?

     A.   By whom?

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     Q.   By Goldman, Sachs?

     A.   Yes.

     Q.   Was it done orally?

     A.   What do you mean.

     Q.   Did someone say words out loud?

     A.   Yes.

     Q.   All right. Who are those who made the oral presentation?

     A. At this meeting I believe Mr. Baum made part of the oral presentation, Mr. Lieb made part, Mr. Graziano made part and I made part.

     Q. If you would turn to page 2, you will see a reference toward the bottom of the page to a presentation which appears to have been made by yourself, do you see that, it is the last paragraph?

     A.   At the bottom of page 2.

     Q.   Page 3, I am sorry, I mis-spoke?

     A.   Yes, I see that.

     Q. Take a moment to look it over and let me know whether you believe that at least in general terms the description of your proposal is an accurate one -- I am sorry, your presentation was an accurate one.

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          MR. HARDIMAN: This is just that last paragraph on 3, going over to page 4.

          MR. VON ENDE: That is right.

          MR. HARDIMAN: Okay.

     A.   Yes.

     Q. Was this presentation made on the basis of information that had been gathered by the more junior people on your team and furnished to you?

     A.   In part.

     Q.   What would the other part be?

     A.   My own knowledge of the industry.

     Q.   Anything else?

     A. Verification work of the data that was provided to me, some of my own investigation into publicly available information.

     Q. Would it be fair to say then that your presentation was based not only on information which subordinates gathered, but on your own investigations, experience and judgment?

     A.   I think that is fair.

[END OF EXCERPT]

     Q. Subsequent to this first board meeting you attended, I believe you have told me that you attended at least one other?

     A.   Yes.

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'98 restructuring relating to what happened with General Motors?

     Q.   Right?

     A.   Exchange.

     Q. Exchange. There was an exchange transaction in which General Motors partnership interests were acquired, would that be fair?

     A.   I thought we just said exchanged.

          MR. DiPRIMA: We did.

     Q.   What was exchanged for them?

     A.   Malls.

[BEGINNING OF EXCERPT]

     Q. So there was an exchange by which a number of malls were received by GM and GM's partnership interests were then surrendered and exchanged for those malls, fair enough?

     A.   I don't know the technical legal way it was accomplished.

     Q.   Don't blame it on me.

     A.   The concept was partnership interest for malls.

     Q. I will do that, partnership interest for malls. What was your role in the portion of the transaction that was partnership interest for malls?

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     A.   When you say the portion of the transaction, you mean -- what do you mean, discussions relating to it; executing it; documenting it; I don't know what you mean.

     Q. That whole thing. The only reason I am calling it a portion is that I think you indicated to me in earlier testimony that that was not all that went on?

     A.   Yes.

     Q. All I doing is is calling this the GM partnership interest for malls transaction?

     A.   Okay.

     Q.   What was your role in that?

          MR. SEGAL: I object to the characterization. It was not a separate transaction, he said it was all a part of one transaction.

          MR. HARDIMAN: I thought it was pretty much agreed that there was a restructuring. One aspect of it is the GM portion. You are asking about the GM portion?

          MR. VON ENDE: You are exactly right.

          MR. HARDIMAN: When I say the GM portion, I mean the malls for units.

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          MR. VON ENDE: Even better. Malls for units.

     Q. What role did you play in the malls for units portion of the transaction?

     A. I attended meetings, listened to discussions relating to the structure of how to accomplish an exit for GM, if you will, and this malls for units was ultimately how it was done, but there were others that were considered.

          Once that method of achieving GM's exit was adopted, I attended meetings and listened to calls relating to relative valuation negotiations, and other mechanics of getting the deal done for lack of a better way to describe it.

[END OF EXCERPT]

     Q. You have indicated that in these two contexts, you attended meetings and listened to discussions. Can you tell me who attended the meetings that you were describing?

          MR. SEGAL: Object to the form. What two contexts?

          MR. VON ENDE: He indicated he listened to discussions of various structural alternatives, then when the choice of the malls for units structure was

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     A.   There were some meetings and conference calls that I participated in, that also involved folks representing GM.

     Q.   Did you also speak to representatives or advisors to GM by telephone?

     A. I am not sure I spoke to any of them, I participated mostly by listening. As you can imagine, someone in my position would. Does that answer your question.

     Q. Yes. Let me broaden the question. Did you participate any listening in conversations on the telephone that involved representatives of GM?

     A.   I believe so. I can't remember specifically, but I believe so.

[BEGINNING OF EXCERPT]

     Q. Did you ever hear any representative or adviser to GM indicate that they wouldn't do the malls for units deal unless the class B shares were issued to the family?

     A.   I never heard anything like that.

[END OF EXCERPT]

     Q.   Let me --

          MR. VON ENDE: How many minutes.

          THE VIDEOGRAPHER: Two minutes.

     Q. I want to get a list of the players, if you will, on various sides, so as we go forward

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achieving the rights that I referred to in my previous answer.

     Q. Is it also fair to say that you don't recall any discussion about negotiating the price to be paid for the series B shares?

     A.   I don't remember any discussion about a series B.

     Q.   So that include negotiation about the price; right?

     A.   Yes.

          MR. VON ENDE: Would you mark as Rosenberg --

[BEGINNING OF EXCERPT]

     Q. Mr. Rosenberg, let me hand you a document that I have had marked as Rosenberg deposition Exhibit 4, I will state for the record that I am informed that this document has been identified as an excerpt from Lisa Payne's calendar.

          (Rosenberg Exhibit 4, excerpt from Lisa Payne's calendar, marked for identification, as of this date.)

     A.   Okay.

     Q. I am using it really simply to refresh a recollection, if it helps, it helps. I will call

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your attention to some specific entries. Do you see on June 19th there is a reference to 3:15 -- I am sorry. 11 a.m.-1 p.m. conference call, Adam Rosenberg.

     A.   I see that.

     Q.   Do you know what position Lisa Payne had in June of 1998?

     A.   CFO of Taubman.

     Q. Do you have any independent recollection as to what conference call you and Ms. Payne had for that two hour period?

     A.   No.

     Q. Do you remember more generally that you had lengthy conference calls with Lisa Payne regarding this project?

          MR. HARDIMAN: You want to define lengthy.

     Q.   Well, let's say two hours?

     A. I remember calls that I participated in which Lisa Payne also participated. Were they lengthy or were they short, I really don't remember today.

     Q. Do they fall into the category of the meetings and conference calls we have talked about?

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     A.   Yes.

     Q.   So we can add to the sometimes present list officers of the company?

     A.   Well, we can add Lisa Payne.

     Q. Lisa Payne. What in general was the nature of your interaction with her; I mean were you gathering information, making reports, confirming facts?

     A. As I recall we were among other things performing certain financial analysis, and Lisa as the CFO was the logical person to speak to get access to company financials related matters.

     Q.   I have another reference I think to you, look at July 29th.

     A.   Okay.

     Q. I am sorry, I missed one, Mr. Mundiya is backing me up to the 29th of June. There is a reference there to an hour long conference call, Adam Rosenberg, do you have a memory as to the subject of that call?

     A.   No.

     Q. Is your judgment that it likely related as did the earlier one, to gathering financial information about the company?

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     A.   I don't think I said anything about what the earlier one related to, I said it was natural that if I was seeking financial information, she would be the right person to call, I have no recollection of what either one of these calls was about.

[END OF EXCERPT]

     Q.   All right.

          MR. HARDIMAN: Do you have a recollection of whether they actually occurred.

          THE WITNESS: No.

     Q. You are not prepared to say that it is likely that they centered on or treated the question of -- access to company records so that you could do your financial analysis.

          MR. SEGAL: Object to the form. What do you mean he is not prepared to say. Improper question Mr. von Ende.

          MR. VON ENDE: Well, I will stick with it.

          MR. HARDIMAN: Object, asked and answered. You can answer.

     Q.   You may answer?

     A.   All I can tell you is that she wrote my

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your mind that may guide your review of these documents. My first question will be whether you have seen any of these documents before. Whatever review is necessary for you to answer this question, I would ask that you undertake it now?

     A.   Okay. Yes.

[BEGINNING OF EXCERPT]

     Q. When did you see the documents that comprise Exhibit 6 for the first time?

          MR. HARDIMAN: Well.

     A.   When I wrote them.

     Q.   I see, you are the author of these documents?

     A. I have not looked through every single pages, but if these are copies of the notebook that was produced, then these are my notes.

     Q. Thank you very much. It looks to me as if these were kept in a spiral notebook or ring binder, whatever you would call it, would that be correct?

     A.   Yes.

     Q. Your counsel has directed your attention to a larger number of handwritten notes on that sort of paper. And I believe has indicated, as has other counsel, that that larger stack was

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identified in some other deposition.

          Does it square with your memory that you prepared more notes than are available to you in Exhibit 6.

          MR. DiPRIMA: I would state for the record that I said that and I am not Mr. Rosenberg's counsel.

          MR. HARDIMAN: Make it clear, I have no idea what was marked in the deposition.

          MR. SEGAL: Object to the form of the question.

     Q.   You may answer?

     A. This looks like my notes, this looks like my notes, this pile is smaller than this pile.

     Q. Do you remember taking notes that would be an inch thick in connection with the 1998 Taubman transaction?

     A.   I remember taking notes in a notebook.

     Q.   Do you remember how big it was?

     A. It was a one subject notebook. And I believe my notes completed one full notebook and went into a second notebook.

     Q. Were the notes in that notebook only related to the 1998 Taubman transaction?

[END OF EXCERPT]

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attention to the last two entries on this page. One begins with the word Bobby?

     A.   Okay.

     Q.   Would you read that entry completely?

     A.   Bobby will tell Alan, that one --

     Q.   Yes.

     A. Bobby will tell Alan: We are focused on 6/24, we will present structure that works. And there is a dash and off to the right, no SH vote.

     Q.   Meaning no shareholder vote as you interpret it?

     A.   I think so.

     Q.   Who is Bobby in this entry?

     A.   I presume it is Bobby Taubman.

[BEGINNING OF EXCERPT]

     Q.   Who is Alan?

     A.   I am not certain.

     Q.   Let's get our list of suspects here.

          Well, I don't see an Alan among the adviser list. Do you recall one?

     A.   There was a director named Alan, Bloostein I believe.

     Q.   Do you remember any other Alan's that were involved in the 1998 deal?

     A.   I can't think of any.

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     Q.   Would you read the next entry, please?

     A. Idea; have Al Taubman sit down, W/Parker and Jerry: Move forward, but no way put at risk of sale.

     Q.   The last portion, please?

     A.   No such program which invites interlopers.

     Q. Did I ask you before what you meant by the word interlopers, I believe I did?

     A.   I think you asked me what I meant when I wrote it at the time.

     Q. Let me ask you again in this context. What did you mean by using the word interlopers in this portion of your notes?

     A.   I don't remember what I meant at the time.

     Q.   Do you have an understanding of the word as you and I sit here today?

     A.   Yes.

     Q.   What would that be?

     A. Well, I remember a lot of discussion among the advisers about -- remember, this was at a point in time where a particular transaction structure was being discussed, okay. There was

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disagreement about whether a shareholder vote would be necessary or not to consummate that structure. And I remember a lot of discussion among the advisers about risks associated with a contingent transaction.

          One kind of contingency is a shareholder vote. It adds time; it adds market risk; and it adds other risks, including that some outsider, which is what I mean by interloper, could get involved somehow. And the reason that was a concern from the advisers, as I remember it, was these parties were trying to move toward a transaction that made sense, and if they were going to consummate that transaction, they wanted to do it in a way that was non-contingent.

     Q. So interloper, and you may have answered more than my question, but interloper as you were using it here, meant some stranger to the transaction that could come in and affect the transaction in some fashion; is that right?

     A.   Something like that.

     Q. It was clear to you and to the advisers that you did not want to quote, invite interlopers, unquote?

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     A.   I don't know what was clear to me or to the advisers. I remember a lot of discussion among the advisers that that was a risk with the particular transaction that was being proposed if that transaction required a shareholder vote.

[END OF EXCERPT]

     Q.   Let me ask you to turn to page 879.

     A.   Yes.

     Q. Would you direct your attention, please, to the entry that starts with the word Jay?

     A. It says Jay: LBO model: It looks like generically add: Sell enough NOI to generate $100 million cash each year. Don't decide which malls.

     Q.   All right. When you used the letters LBO, to what did you refer?

     A.   I don't remember what I meant at the time.

     Q.   Do you have a belief as to what you were signifying by LBO?

     A.   Leveraged buy out.

     Q.   You also used the letters NOI. To what do they refer?

     A.   Net operating income.

     Q.   The next entry says if I read it correctly, how effect IRRs; correct?

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     A.   C/C, yes.

     Q.   Which means change of control?

     A.   That is how I would interpret it.

     Q.   The we there would be again the family side of the transaction?

     A.   Whether it is the advisers or the family, I have no way of knowing.

     Q.   Would you look down just under the date 8/6?

     A.   Sure.

[BEGINNING OF EXCERPT]

     Q.   There is a parenthetical reference, Ron got yelled at by Joann Alan?

     A.   Yes.

     Q.   Do you remember that?

     A. No, but I now remember a different Alan, you asked me before. There was an A-L-A-N. There was another Alan in the transaction, Allen Reed who I believe was affiliated with General Motors, but I am not sure.

          So I just wanted to clarify that, I only referred earlier to Alan Bloostein.

     Q.   Who is Ron?

     A.   Ron I believe is Ron Pastore, who worked for AEW.

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     Q.   Do you recall what the subject of the yelling was about?

     A. No. I should just add, Allen Reed, I am not sure if he was with General Motors or AEW, I just remember he was associated with that group.

[END OF EXCERPT]

     Q.   Could you turn to page 1003.

     A.   Okay.

     Q.   Read under the topic sentence, read the first entry?

     A.   At the top of the page?

     Q. Let me do it and I will make it easy. Does it say quote: Shearman came back. No super majority at REIT for change of control, C/C?

     A.   That is how I read it.

     Q. This is Shearman coming back on behalf of the company and reporting to either the family or the family's advisors; right?

     A. Yes. It looks like related to that 75 percent reference that I cited to you earlier.

     Q.   Drop down if you would to a sentence that starts, we'll?

     A.   Yes.

     Q.   Read it?

     A.   We'll also try to block vote.

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          MR. VON ENDE: Exhibit 7 is Nova Restructuring and Recapitalization
     Plan, Goldman, Sachs as Adviser to the Nova Family.

          (Rosenberg Exhibit 7, Nova Restructuring and Recapitalization Plan, Goldman, Sachs as Adviser to the Nova Family, marked for identification, as of this date.)

          MR. VON ENDE: Would you mark as Rosenberg Exhibit 8, Project Nova, Goldman, Sachs Value Added.

          (Rosenberg Exhibit 8, Project Nova, Goldman, Sachs Value Added, marked for identification, as of this date.)

     Q. You have been handed two documents marked as Rosenberg Exhibits 7 and 8.

     A.   Okay.

     Q. Rosenberg Exhibit 7 is entitled Nova Restructuring and Capital -- Recapitalization Plan, Goldman, Sachs as Adviser to the Nova Family.

          Have I read it correctly?

     A.   Yes.

     Q.   Well, with your help have I read it

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correctly?

     A.   Yes.

     Q.   Have you seen this document before?

     A.   Yes.

     Q.   When for the first time?

     A.   I don't remember the first time I saw it.

     Q.   How long ago did you, do you believe that first time was?

     A. Well, I believe I had a part in creating it. I recognize it as an early draft of something that we put together once the deal was done.

     Q.   When you say deal, are you talking about the 1998 deal?

     A.   Yes.

     Q. The reason I ask that is that there is a banner at the top that has a 2002 date?

     A.   Yes, I see that.

     Q.   But it was actually created in 1998; correct?

     A.   That is correct.

     Q.   Who beside yourself had a hand in it's creation?

          MR. HARDIMAN: In this draft?

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          MR. VON ENDE: Yes.

     A.   I would be guessing.

     Q.   Give me your best judgment?

     A.   It would probably have been me and Charlie Stocks.

     Q.   Would you turn your attention now to Rosenberg Exhibit 8?

     A.   Are we finished with this.

     Q.   Just leave it face up if you would?

     A.   Okay.

     Q.   Okay?

     A.   Yes.

     Q.   Rosenberg Exhibit 8 is entitled:

Project Nova, Goldman, Sachs Value Added.

     A.   Yes.

     Q.   Have you seen this document before?

     A.   Yes.

     Q.   And can you tell me whether you had any role in it's preparation?

     A.   I had a role in it's preparation, yes.

     Q.   Were you the author of a portion of it?

     A.   I believe so.

     Q.   The remaining portions were authored by others at Goldman, Sachs?

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     A.   Well, I think it was probably me. It might also have been Charlie
Stocks, but it wouldn't have been anybody else.

     Q.   Now, the banner on this one bears a date of August 18, 1998?

     A.   I see that.

     Q.   Does that bear a relationship to when it was prepared?

     A.   That bears a relationship to when it was printed.

     Q. I know that, but -- well, I guess we flow that it was prepared no later than August 18, 1998, is that fair?

     A.   That is fair.

     Q. Do you have a recollection as to how much earlier than that date it was prepared?

     A.   No.

          [END OF EXCERPT]

     Q.   Let's take a break if we could.

          THE VIDEOGRAPHER: We are now going off the record, the time is 4:11 p.m.

          (Recess taken.)

          THE VIDEOGRAPHER: We are now going on the record, the time is 4:28 p.m.

          MR. VON ENDE: Mr. Rosenberg, I have

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ownership of those shares?

     A.   What do you mean by preemptive rights.

     Q.   Can their voting percentage be diluted?

     A.   Yes.

          [BEGINNING OF EXCERPT]

     Q. I think you testified earlier that there was someone named Rich who was involved in this deal?

     A.   Rich Wayner.

     Q.   Are you aware of any other Rich's that were involved in the deal?

     A. There is a Richard Lieb, but I would generally not refer to him as Rich.

     Q.   Rich Wayner, is that his name?

     A.   Yes.

     Q.   What did he do on this deal?

     A. As I think I said, he was a vice president I believe at time who was on the deal team for the time that he was in our department as part of his mobility. As I tried to explain earlier, he was really a mergers banker who was sort of having a tour of duty through real estate, and that tour of duty came to an end before the transaction did. So he worked on the transaction for a time. So he transitioned off of the team

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when he left the real estate group.

     Q.   What was his function on the deal team.

     A. His function was to prepare and review materials, participate in calls and meetings. Generally what a vice president's role would be on any transaction.

          [END OF EXCERPT]

          MR. DiPRIMA: If you could just mark two documents. Rosenberg Exhibit 9, document dated August 19, 1998, numbered GS 00297 through 299.

          (Rosenberg Exhibit 9, document dated August 19, 1998, numbered GS 00297 through 299, marked for identification, as of this date.)

          MR. DiPRIMA: This for the record is a letter dated August 19, 1998, sent to George Lippe, president and CEO of Trammell Crow Company.

     Q.   Have you ever seen this document before?

     A.   Yes.

     Q.   What is it?

     A. This is a letter written by somebody who was in the real estate department at the time, to

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